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                                                                    Exhibit 10.1



[LETTER HEAD OF Travelers Insurance]

                                    May 2, 1997

     VIA AIRBORNE
     ------------

     The Pioneer Group, Inc.
     60 State Street
     Boston, MA 02109-1820
     Attention: William H. Keough
                Chief Financial Officer

     Ladies and Gentlemen:

         This letter is to confirm that The Travelers Insurance Company for itself and/or one or more of its affiliates ("Travelers") has circled the purchase of $20,000,000 principal amount of a proposed issue of $20,000,000 7.95% Senior Notes due 2004 at 100% of par to be issued by The Pioneer Group, Inc. (the "Company").

         Travelers obligation to purchase the Securities is conditioned upon:
     (i) Travelers satisfaction with the results of its due diligence review;
     (ii) final internal approval by Travelers; (iii) execution of definitive Securities, Securities Purchase-Agreement and other documentation, including opinions of counsel, all substantially in accordance with the terms contained in the attached term sheet and otherwise satisfactory in form and substance to Travelers and its special counsel; and (iv) the absence of any material change in the business or financial condition of the Company.

         Willkie Farr & Gallagher has been designated as Travelers special counsel. The Company has agreed that it is responsible for the fees and disbursements of Willkie Farr & Gallagher whether or not the transaction is consummated.

         Travelers will acquire the Securities for its own account or for other accounts with respect to which it has sole investment discretion for investment and not with a view to the distribution or resale thereof. Neither Travelers nor any such account has any present intention of distributing or reselling the Securities, subject nevertheless to any requirement of law that the disposition of its property shall at all times be and remain within its control.






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                                       -2-

         Please evidence your agreement with the conditions of this letter by executing the accompanying counterpart and returning the same to Travelers, whereupon this letter shall become a binding agreement between you and Travelers.

                                        Very truly yours,

                                        THE TRAVELERS INSURANCE COMPANY


                                        By: /s/ Craig H. Farnsworth
                                            ------------------------------------
                                            Name: CRAIG H. FARNSWORTH
                                            Title: 2nd Vice President



Accepted and agreed to
this 2nd day of May, 1997.

THE PIONEER GROUP, INC.


By: /s/ William H. Keough
    -------------------------------
    Name: William H. Keough
    TITLE: Senior Vice President,
           Chief Financial Officer
           and Treasurer






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SUMMARY OF TERMS AND CONDITIONS OF THE NOTES

Issuer:                    The Pioneer Group, Inc.

Issue:                     Senior Notes ("Notes"), due 2004.

Principal Amount:          $20,000,000

Price:                     100% (Par)

Date of Issuance:          Second Quarter, 1997

Maturity:                  The seventh year anniversary of issuance.

Average Life:              7.0 years

Commitment Fee:            None

Coupon:                    _____ % per annum, payable semi-annual in arrears.

Purchasers and Sale:       Private placement to institutional and private
                           investors (the "Investors") without registration under the Securities Act of 1933.

Use of  Proceeds:          General corporate purposes.

Mandatory Prepayments:     Seven years from the date of issuance.

Optional w/Make Whole
Premium Prepayment:        Standard language with a 50 b.p. spread over the
                           Treasury Yield with regards to the Reinvestment
                           Yield.

Security:                  Pari passu with other senior lenders. Unsecured, with
                           a negative pledge on the stock of (i) all subsidiaries which comprise the Company's Core Mutual
                           Fund business, and (ii) Pioneer Goldfields Limited and related ownership entities, provided that the Company may, at any time, sell a non-controlling interest in Pioneer Gold fields Limited.

                           All Lenders will release the negative pledge on the stock of Pioneer Goldfields Limited and related ownership entities upon (i) repayment and cancellation in full the $80,000,000 Revolving
                           Credit Facility, and (ii) a minimum prior twelve months Combined Mutual Fund Cash Flow of $30,000,000.

Affirmative Covenants:     Customary non-financial, affirmative covenants
                           including:

                           a) compliance with all material agreements and laws;
                              and
                           b) maintenance of insurance;
                           c) maintenance of Property;
                           d) payment of taxes and claim;
                           e) maintenance of corporate existence, license and
                              permits;
                           f) maintenance of standard accounting systems and
                              provision of quarterly statements and annual statements.




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Negative Covenants:        Customary non-financial negative covenants which is
                           intended to be consistent with the existing credit agreement between the Company and its current lenders, including:

                           a) Transactions with Affiliates - The Company will
                              not and will not permit any Subsidiary to enter into any material transaction with any Affiliate (other the Company or another Subsidiary) except in the ordinary course of business typical of investment companies and on an arms length basis.

                           b) Neither the Company nor any Subsidiary of the
                              Company will become party to any merger or consolidation or will sell, sell and leaseback sublease or otherwise dispose of any of its assets, or agree to do any of the foregoing, except the following:

                              1) The Core Mutual Fund Subsidiaries and the
                                 Pioneer Goldfields Entities may sell or
                                 otherwise dispose of (a) inventory in the ordinary course of business, and (b) tangible assets to be replaced in the ordinary course of business with other tangible assets.

                              2) The Company and each Subsidiary of the Company
                                 which is not a Core Mutual Fund Subsidiary may enter into a merger, consolidation sale, sale and leaseback, sublease or other disposition of its assets; provided that no Default exists and provided further that any such transaction related to the Pioneer Goldfields Entities occurs in the manner described in "Security" above.

                           c) Negative Pledge - Neither the Company nor any
                              Subsidiary may create, assume, incur or suffer to be created, assumed or incurred or to exist any Lien in respect of any Property except:

(government liens)            1) Liens for taxes or assessment or other
                                 governmental charges or levies, either not yet due or payable to the extent that nonpayment thereof shall be permitted;

(judgment liens)              2) Liens created by or resulting from any
                                 litigation or legal proceeding which is
                                 currently being contested in good faith by appropriate proceedings;

(ordinary business liens)     3) other Liens incidental to the normal conduct of
                                 the business of the Company or any Subsidiary or the ownership of its property which are not incurred in connection with the incurrence of indebtedness and which do not in the aggregate martially impair the use of such property in the operation of the business of the Company, and the Company and its Subsidiaries taken as a whole or the value of such property for the purpose of such business;

(existing liens)              4) existing Liens at the time of closing;

(inter company liens)         5) inter company liens;


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(replacement liens)           6) the extension, renewal or replacement of any
                                 Lien permitted by the foregoing paragraph (d) in respect of the same property therefore subject thereto or the extension, renewal or replacement (without increase of principal amount of the Debt secured); and

(purchase money mortgage)     7) (i) any Lien on real Property or in rights
                                 relating thereto to secure any rights granted with respect to such Property in connection with the provision of all or a part of the purchase price or cost of the construction or the fair market value of such Property or (ii) any Lien in Property existing in such Property at the time of acquisition thereof, whether or not the debt secured thereby is assumed by the Company or such Subsidiary, or (iii) any Lien existing in the Property o(pound)a corporation at the time such corporation is merged into or combined with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the Properties of a corporation or firm as an entirety or substantially as an entirety to the Company of a Subsidiary. All of such Liens shall not exceed 100% of fair market value on the related Property.

(other liens and Subsidiary
Debt)                         8) Liens incurred by the Company and each
                                 subsidiary of the Company which is not a Core Mutual Fund Subsidiary on assets which are not the assets of Core Mutual Fund Subsidiaries provided that no default exists and provided that, in no event, any pledge of stock of Core Mutual Fund Subsidiaries be permitted.

                              9) Liens of the Core Mutual Fund Subsidiaries
                                 constituting (a) purchase money security interests (including mortgages, conditional sales, Capital Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property existing or created on the date on which such property is acquired, and
                                 (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; PROVIDED, HOWEVER that each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and PROVIDED, FURTHER, that the aggregate principal amount of all Indebtedness secured by Liens shall not exceed $5,000,000 at any one time.

(investments)              Restrictions on Investments - Investments of the
                           Company and each Subsidiary of the Company (including
                           Core Mutual Fund Subsidiaries); provided that immediately before and after giving effect to such Investment no Default exists. If the Company is in Default, it will not, and will not permit any Subsidiary to, make investments in securities of, or Loans or advances to, any corporation or Person
                           ("Investments") other than:


                              1) those incurred in the ordinary course of
                                 business;






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                              2)  existing investment as of the date of the Note
                                  Agreement;

                              3)  cash equivalents, for example, investments in:

                              (a) direct obligations of the United States of
                                  America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof; certificates of deposit maturing no more than 270 days from purchase and issued by a commercial bank located and incorporated in the U.S. with capital and surplus of at least $100 million; any state, local, or municipal obligation rated AA or better by Moody's or Standard & Poor's and maturing no more than a year from the date of purchase; investments in commercial paper rated P-1 by Moody's or A-1 by Standard & Poor's and maturing not more than 270 days from the date of creation thereof;

                              (b) money market instruments and repurchase
                                  agreements; and

                              (c) mutual funds which invests in obligations
                                  described above or which is rated AA or
                                  better by Moody's Investors Service, or
                                  equivalently rated by any other nationally recognized rating organization.

                              4)  Investments by Subsidiaries in the Company;
                                  and

                              5) Investments in investment companies sponsored by the Company for which the Company or any Core Mutual Fund Subsidiary is or will become the investment advisor.

Distributions:             The Company and each Subsidiary of the Company which
                           is not a Core Mutual Fund Subsidiary may make distributions to its stockholders provided that immediately before and after giving effect thereto no Default exists. Core Mutual Fund Subsidiaries may make distributions to the Company to the extent reasonably necessary to the conduct of business.

Financial Covenants:

(indebtedness)             Neither the Company nor any Subsidiary of the Company
                           will create, incur, assume or otherwise become or remain liable with respect to any Indebtedness except the following:

                           1) Indebtedness of the Company and each Subsidiary of
                              the Company which is not a Core Mutual Fund
                              Subsidiary; provided that no Default exists.

                           2) Current liabilities incurred in the ordinary
                              course of business.

                           3) Existing financing debt.

                           4) Obligations related to the Credit Agreement dated
                              June 6, 1996.




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(guarantees)               Neither the Company nor any Subsidiary of the Company
                           will become or remain liable with respect to any Guarantee, except Guarantees of indebtedness by the Company and each Subsidiary which is not a Core
                           Mutual Fund Subsidiary, provided that no Default exists.

(maintenance)              Usual and customary for facilities of this type,
                           including but not limited to maintaining:

                           1) Maximum ratio of (a) Consolidated Recourse Funded Debt at all times to (b) Combined Mutual Fund Subsidiary Cash Flow, calculated on a trailing four quarter basis of 3.25x during the first year and 3.00x thereafter;

                           2) Minimum ratio of (a) Combined Mutual Fund Subsidiary Cash Flow plus all B- share related cash flows to (b) Total Debt Service of 4.00x tested each quarter on a trailing four quarter basis; and

                           3) Minimum Consolidated Tangible Net Worth at all times of $114,000,000 plus 50% of net income (but not net losses) for each quarter.


Events of Default:         The Note Agreement will contain customary provisions,
                           including, but not limited to, the following Events of Default:

                           1) Non-payment of principal, or Make-Whole Amount, if any;

                           2) Non-payment of interest which has continued for a period longer than 3 days;

                           3) The Company defaults on a financial covenant listed above;

                           4) The Company defaults in the performance of any term contained herein (other than those referred to in 1, 2, and 3 above);

                           5) The commencement of any voluntary or involuntary proceeding seeking liquidation, reorganization or other relief with respect to Company debts;

                           6) Any representation or warranty made in writing proves to be untrue in material respect when made;

                           7) Defaults on the payment of any amounts due on other debt of the Company in excess of $5 million or non-payment defaults which as a consequence allow the holder of such debt to accelerate the maturity of such debt; and

                           8) Final judgment(s) or final order of a court of competent jurisdiction in excess of $1 million which remains uncontested, unappealed, unpaid or uninsured for a period of 60 days;

                           9) Loss of mutual fund management contracts representing more than 15% of assets under management; and

                           10) failure to maintain controlling interest in
                               Pioneer Goldfields and related ownership entities.



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CERTAIN DEFINITIONS:

CONSOLIDATED RECOURSE FUNDED DEBT - shall mean all indebtedness for borrowed money which by its terms matures more than one year from the creation thereof or which is renewable or extendible under any revolving or similar agreement, plus current maturities of long term debt which is incurred to fund the Company's Core Mutual Fund subsidiaries.

CONSOLIDATED TANGIBLE NET WORTH - shall mean the excess of consolidated total assets over consolidated total liabilities minus intangible assets.

CORE MUTUAL FUND SUBSIDIARY - shall mean of each of Pioneering Management Corporation, Pioneer Funds Distributor, Inc., Pioneering Services Corporation, Pioneer Management (Ireland) Ltd., and any other Borrower Subsidiary and any other Person which becomes a Subsidiary of the Company after the date of this agreement if such Person engages in activities similar or related to the business conducted by any Core Mutual Fund Subsidiary and is approved by the required lenders.

COMBINED MUTUAL FUND CASH FLOW - shall mean earnings before interest expense and operating lease expense, the interest expense portion of capitalized leases, tax expense and depreciation and amortization expense of the Company's Core Mutual Subsidiaries excluding any B- share receivable collections.

SUBSIDIARY - shall mean any corporation, association or other business entity, a majority of the outstanding voting stock of which is at the time owned or controlled by the Company and/or by one or more Subsidiaries.